UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 28, 2006
TransCommunity Financial Corp.
(Exact name of registrant as specified in its charter)
Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4235 INNSLAKE DR - GLEN ALLEN VA 23060, VA 23060
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (804) 934-9999

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On June 28, 2006, the Board of Directors (the “Board”) of TransCommunity Financial Corporation (the “Company”), acting on recommendations of its Nominating and Governance Committee, appointed Richard F. Bozard, Bradley A. Claeys, Christopher G. Miller and David M. Purcell to the Board.

          Mr. Bozard, 59, has served as Vice President and Treasurer of Owens & Minor, Inc., a medical and surgical supplies distributor in Mechanicsville, Virginia, since 1991.  He has also served as Senior Vice President and Treasurer of Owens & Minor Medical, Inc., a subsidiary of Owens & Minor, since 2004.  He joined Owens & Minor in 1989 and served as its Interim Chief Financial Officer from 1999 to 2001.  Mr. Bozard had previously worked in Sales and Marketing for CIT Group Manufacturers Hanover, as President of Williams Furniture Division and Vice President of Financial Services for Turner Furniture Companies, and in the field of financial services for a variety of other companies.  Mr. Bozard is a graduate of Virginia Commonwealth University.

          Mr. Claeys, 51, is a certified public accountant and a consultant in public accounting for Virginia and Minnesota public accounting firms, individuals, small businesses and bank holding companies.  His professional expertise includes audit, director’s exams, income tax and regulatory reporting for both national and state chartered financial institutions, including bank holding companies.  Mr. Claeys was Audit Partner and Manager at Boyum & Barenscheer PLLP, a regional public accounting firm in Minneapolis, Minnesota, from 1981 to 2003.  Mr. Claeys is a licensed C.P.A. in Minnesota and Virginia.  He is a graduate of Southwest State University.

          Mr. Miller, 47, has served as Chief Financial Officer for Star Scientific, Inc., a tobacco company in Chester, Virginia, since 2000.  He is also Chief Executive Officer of The Special Opportunities Group LLC, a technology venture capital fund that he founded in 1999.  Mr. Miller had previously served as Chief Financial Officer of Gilder Group, LLC, Chief Executive Officer of American Healthcare Ltd., Chief Executive Officer of International Medical Care, Ltd., Chief Financial Officer and Executive Vice President of Hospital Corporation of America International, and Director of the Financial Services Group of The Turner Corporation.  Mr. Miller is a professional engineer.  He is a graduate of the United States Military Academy and holds a graduate degree from the Harvard Business School.

          Mr. Purcell, 38, has served as President of J.S. Purcell Lumber Corp. in Louisa, Virginia since 1999.  Mr. Purcell had previously served as Vice President of J.S. Purcell Lumber Corp., Income Tax Manager for Owens & Minor, Inc. and Tax Senior for BDO Seidman LLP.  He is a graduate of Virginia Tech and holds a graduate degree from Virginia Commonwealth University.

          There are no arrangements or understanding between any of these individuals and any other persons pursuant to which they were selected as directors.  In addition, none of these individuals has a direct or indirect material interest in any existing or currently proposed transactions to which the Company is or may become a party.

          At this time, it has not been determined on which of the Board committees each director will serve.

Exhibits
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransCommunity Financial Corp.
Date: July 5, 2006	By:	/s/ William B. Littreal
William B. Littreal Chief Financial Officer